UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2013

AMAZONICA, CORP.

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(Exact name of Registrant as specified in its charter)

Nevada --------------------------------- (State or other jurisdiction of incorporation)	333-174304 ------------------------------- (Commission File Number)	99-0363013 ------------------------------------- (IRS Employer Identification No.)

Av. Presidente Medice,120, Floor 1, Room#1

Osasco, SP 06268 Brazil

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(Address of principal executive offices)

55 11 78374178

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(Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 2, 2013 Amazonica, Corp. (the "Registrant") filed an Certificate of Amendment to its Articles of Incorporation (“Certificate”) with the Secretary of State of the State of Nevada to increase the number of shares of authorized capital of the Company from 75,000,000 shares of common stock, $0.001 par value per share, to 1,500,000,000 shares of common stock, $0.001 par value per share. The amendment was approved by the officers and directors of the Registrant who own 85.22% of the issued and outstanding stock.

The Certificate is annexed hereto as Exhibit 3.1.1. All statements made herein concerning the Certificate are qualified by reference to said Exhibit.

Section 8 - Other Events

Item 8.01 Other Events.

On May 24, 2013, the 175-1 forward stock split effectuated by the Registrant became effective.  The record date of the split was May 8, 2013. Accordingly, shareholders owning shares on such date will receive 174 shares of the Registrant for each share they owned as of such date. Prior to the forward stock split, the company had 3,520,000 shares issued and outstanding. Effective the forward stock split, the Registrant has 616,000,000 shares issued and outstanding. The additional shares will be mailed directly to the shareholders of the Registrant without any further action on their part.

Item 9.01 Exhibits

Exhibit Number

Description

3.1.1	Certificate of Amendment to Articles of Incorporation of Amazonica, Corp. filed with the Secretary of State of the State of Nevada May 2, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAZONICA, CORP.

By:

/s/Andre Caetano

Name:  Andre Caetano

Title:

President and Treasurer

Date:  May 24, 2013